Exhibit 99.4

For Immediate Release

NEWTEK BUSINESS SERVICES ANNOUNCES KEY ADDITION TO FINANCE STAFF

New York, N.Y. – March 21, 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market under the Newtek™ brand, today announced that it has hired Eyal Amsalem to work as Chief Accounting Officer and Controller. Eyal joins Newtek Business Services from Primedia Inc. where he spent over three years as Director of Corporate Accounting. Mr. Amsalem is a CPA with a bachelor’s degree in accounting from Yeshiva University and an MBA in Finance from New York Institute of Technology.

Michael Holden, CFO said: “I am very pleased that Eyal has joined Newtek as a key executive of the Finance Department. Eyal has already exhibited strong management, leadership and organization abilities. We have now completed the hiring of five additional finance staff as compared with last year and the reorganization of the department to align ourselves with our lending, merchant processing, web hosting and Capco segments”.

Barry Sloane, Chairman and CEO of Newtek Business Services stated: “We are thrilled to be able to hire someone with Eyal’s background. Eyal has the technical skills and management skills required to operate in today’s financial environment. Eyal has recently demonstrated both at Primedia and now at Newtek the highest level of professionalism and is poised to be a significant contributor to Newtek’s management for many years to come.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the U.S. Small Business Administration there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 75,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing and employee tax filling

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com